EXHIBIT 32.01
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Intuit Inc. (the “Company”) on Form 10-Q for the quarter ended January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephen M. Bennett, President and Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ STEPHEN M. BENNETT Stephen M. Bennett President and Chief Executive Officer Date: March 9, 2006